INTERNATIONAL PARTICIPANTS	Exhibit 10.8

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

STOCK OPTION GRANT NOTICE

(2018 EQUITY INCENTIVE PLAN)

Iterum Therapeutics Public Limited Company (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby grants to Participant an option to purchase the number of Ordinary Shares set forth below (the “Option”).

This Option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (this “Grant Notice”), the Option Terms and Conditions (including Appendix A) (collectively, the “Option Agreement”), and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in the Option Agreement but defined in the Plan will have the same definitions as in the Plan.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Option:

Exercise Price (US$ Per Share):

Total Exercise Price (US$):

Expiration Date:

Type of Grant: Nonstatutory Stock Option

Exercise Schedule: [Same as Vesting Schedule] or [Early Exercise Permitted]

Vesting Schedule:

Additional Terms/Acknowledgements: Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Option Agreement. By accepting this Option, Participant acknowledges and agrees that Participant has reviewed the Plan and this Option Agreement (including all attachments and appendices) in its entirety. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Stock Plan Administrator upon any questions arising under the Plan or this Option.

Participant further acknowledges and agrees that this Option Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Option upon the terms and conditions set forth therein.

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INTERNATIONAL PARTICIPANTS

To facilitate the Option, Participant acknowledges that it may be necessary to receive documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY		PARTICIPANT:

By:		Signature
Signature
Date:
Title:
Address/Country:
Date:

ATTACHMENTS:

Attachment I:     Option Terms and Conditions

Attachment II:    2018 Equity Incentive Plan

ATTACHMENT I

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

2018 EQUITY INCENTIVE PLAN

OPTION TERMS AND CONDITIONS

Iterum Therapeutics Public Limited Company (the “Company”) has granted you an Option under its 2018 Equity Incentive Plan (the “Plan”) to purchase the number of Ordinary Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The Option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). The Grant Notice and this Option Terms and Conditions (including Appendix A) are collectively referred to as the “Option Agreement.” Capitalized terms not explicitly defined in the Option Agreement but defined in the Plan will have the same definitions as in the Plan.

The details of your Option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. VESTING; CONTINUOUS SERVICE.

(a) Subject to the provisions contained herein, your Option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

(b) For purposes of this Option, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or an Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in the Option Agreement or determined by the Company, (i) your right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (that is your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and (ii) the period (if any) during which you may exercise the Option after such termination of your Continuous Service will commence on the date you cease to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any; the Board or its duly authorized designee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Option (including whether you may still be considered to be providing services while on a leave of absence).

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of Ordinary Shares subject to your Option and the exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (that is, the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your Option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your Option, to exercise all or part of your Option, including the unvested portion of your Option; provided, however, that:

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(a) a partial exercise of your Option will be deemed to cover first vested Ordinary Shares and then the earliest vesting installment of unvested Ordinary Shares;

(b) any Ordinary Shares so purchased from installments that have not vested as of the date of exercise will be subject to the purchase Option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement; and

(c) you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

4. METHOD OF PAYMENT; CURRENCY.

(a) You may exercise the vested portion of your Option during its term by (i) delivering a Notice of Exercise (in a form designated by the Stock Plan Administrator) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable Tax-Related Items to the Stock Plan Administrator, or to such other person as the Company may designate or to such entity as is required under applicable law, together with such additional documents as the Company may then require.

(b) You may pay the exercise price in cash or by check, bank draft, wire transfer or money order payable to the Company or in any other manner permitted by the Plan and authorized by the Stock Plan Administrator at the time of exercise. You must pay the full amount of the exercise price for the shares you wish to exercise (including any Tax-Related Items, defined below).

(c) All amounts due are payable in United States dollars calculated by reference to the local currency to United States dollar exchange rate on the date of exercise (or if the date of exercise is not a business day in the United States, the next available business day in the United States). Neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any Ordinary Shares acquired upon exercise.

(d) You may exercise your Option only for whole Ordinary Shares.

5. COMPLIANCE WITH LAW. In no event may you exercise your Option unless the Ordinary Shares issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your Option also must comply with all other applicable laws and regulations governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6. TERM. You may not exercise your Option before the Date of Grant or after the expiration of the Option’s term. The term of your Option expires, subject to the provisions of Section 5(h) of the Plan (regarding certain automatic extensions), Section 9(b) of the Plan (regarding a dissolution) or Section 9(c) of the Plan (regarding a Corporate Transaction), upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

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(b) 90 days after the termination of your Continuous Service for any reason other than Cause, your Disability or your death;

(c) 12 months after the termination of your Continuous Service due to your Disability (except as otherwise provided in clause (d) below);

(d) 18 months after your death if you die either during your Continuous Service or within 90 days after your Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the 10th anniversary of the Date of Grant.

7. LOCK-UP IN CONNECTION WITH PUBLIC OFFERING. By exercising your Option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any Option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Ordinary Shares or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company (filed in the United States under the Securities Act or similar regulations in such applicable jurisdiction) or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulations (the “Lock-Up Period”); provided, however, that nothing contained in this Section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Ordinary Shares until the end of such period. You also agree that any transferee of any Ordinary Shares (or other securities) of the Company held by you will be bound by this Section. The underwriters of the Company’s stock are intended third party beneficiaries of this Section and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

8. TRANSFERABILITY. Except as otherwise provided in this Section, your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this Option and receive the Ordinary Shares or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this Option and receive, on behalf of your estate, the Ordinary Shares or other consideration resulting from such exercise to the extent applicable in accordance with your will or the laws of intestacy.

9. OPTION NOT A SERVICE CONTRACT. Your Continuous Service with the Company, the Employer or any other Affiliate is not for any specified term and may be terminated by you or by the Company, the Employer or any other Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Option Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Option Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or affiliation with the Employer; (ii) constitute any promise or commitment by the Company, the Employer or any other Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or

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affiliation; (iii) confer any right or benefit under this Option Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Option Agreement or Plan; or (iv) deprive the Company or the Employer of the right to terminate you at any time and without regard to any future vesting opportunity that you may have. The grant of the Option shall not be interpreted as forming an employment or service contract with the Company. Under no circumstances on ceasing to be in employment or service of the Company will you be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which you might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

10. RESPONSIBILITY FOR TAXES.

(a) You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Option, including, but not limited to, the grant, vesting or exercise of your Option, the subsequent sale of Ordinary Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of your Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; (ii) causing you to tender a cash payment; (iii) withholding from the proceeds of the sale of Ordinary Shares acquired at exercise of your Option and sold either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); and/or (iv) withholding a number of Ordinary Shares that are otherwise deliverable to you upon exercise.

(c) Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the Ordinary Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding a number of Ordinary Shares, for tax purposes, you are deemed to have been issued the full number of Ordinary Shares, notwithstanding that a number of the Ordinary Shares is held back solely for the purpose of paying the Tax-Related Items.

(d) You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. You acknowledge

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and agree that the Company may refuse to honor the exercise and refuse to issue or deliver the Ordinary Shares, or the proceeds of the sale of the Ordinary Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

11. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Ordinary Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

12. NOTICES. Any notices provided for in this Option Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given when personally delivered, when sent by fax or electronic mail (transmission confirmed), when actually delivered if sent express overnight courier service or five days after deposit in first class mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Option by electronic means or to request your consent to participate in the Plan by electronic means.

13. GOVERNING PLAN DOCUMENT. Your Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of this Option Agreement and those of the Plan, the provisions of the Plan will control. In addition, your Option (and any compensation paid or shares issued under your Option) is subject to recoupment in accordance with The U.S. Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

14. SEVERABILITY. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15. WAIVER. You acknowledge that a waiver by the Company of breach of any provision of the Option Agreement shall not operate or be construed as a waiver of any other provision of the Option Agreement, or of any subsequent breach of the Option Agreement.

16. SUCCESSORS AND ASSIGNS. The rights and obligations of the Company under your Option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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17. EFFECT ON OTHER EMPLOYEE BENEFITS. The value of this Option is an extraordinary item of compensation, which is outside the scope of your employment, service contract or consulting agreement, if any. The value of this Option will not be included as compensation, earnings, salaries, or other similar terms used when calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement benefits. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the option and on any Ordinary Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19. GOVERNING LAW. The interpretation, performance and enforcement of this Option Agreement will be governed by and construed in accordance with the Irish Companies Act 2014 (as same may be amended, replaced and/or consolidated in the future) as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

20. LANGUAGE. If you have received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21. INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS. You acknowledge that you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and your country of residence, which may affect your ability to acquire or sell the Ordinary Shares or rights to the Ordinary Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

22. FOREIGN ASSET/ACCOUNT AND TAX REPORTING, EXCHANGE CONTROLS. Your country may have certain foreign asset, account and/or tax reporting requirements and exchange controls which may affect your ability to acquire or hold Ordinary Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Ordinary Shares) in a brokerage or bank account outside your country. You understand that you may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. In addition, you may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Ordinary Shares. You acknowledge that you are responsible for complying with all such requirements, and that you should consult personal legal and tax advisors, as applicable, to ensure compliance.

23. APPENDIX FOR PARTICIPANTS OUTSIDE THE U.S. Notwithstanding any provisions in the Grant Notice or these Option Terms and Conditions, your Option shall also be subject to any special terms and conditions for your country set forth in Appendix A of this Option Agreement. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Option Agreement.

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24. NATURE OF OPTION GRANT. In accepting your Option, you acknowledge, understand and agree that:

(a) Participation in the Plan is voluntary and therefore you must accept the terms and conditions of the Plan and this Option as a condition to participating in the Plan and receipt of this Option. The Plan is discretionary in nature and the Company can amend, cancel, or terminate it at any time.

(b) This Option and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted repeatedly in the past. All determinations with respect to any such future awards, including, but not limited to, the time or times when such awards are made, the size of such awards and performance and other conditions applied to the awards, will be at the sole discretion of the Company.

(c) The future value of the Ordinary Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty. If the underlying Ordinary Shares do not increase in value, the Option will have no value. In addition, if you exercise the Option and acquire Ordinary Shares, the value of such Ordinary Shares may increase or decrease in value, even below the exercise price.

*         *         *

This Option Terms and Conditions will be deemed to be accepted by you upon the signing by you or otherwise by your acceptance of the Grant Notice to which it is attached.

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APPENDIX A

COUNTRY-SPECIFIC TERMS AND CONDITIONS

Capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan, the Grant Notice and/or the Option Terms and Conditions.

Terms and Conditions

This Appendix A includes additional terms and conditions that govern the Option granted to you under the Plan if you reside and/or work in one of the countries listed below. If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the Option, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.

Notifications

This Appendix A may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of [______] 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix A as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time the you exercise your Option or you sell Ordinary Share acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the Option, the notifications contained herein may not be applicable to you in the same manner.

ATTACHMENT II

2018 EQUITY INCENTIVE PLAN